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                                                                   EXHIBIT 10.34



                                 REVOLVING NOTE

$50,000,000.00                                                 December 31, 1999


         FOR VALUE RECEIVED, the undersigned PRECISION RESPONSE CORPORATION, a Florida corporation, (the "Borrower") hereby absolutely and unconditionally promises to pay to the order of BANK OF AMERICA, N.A., d/b/a NATIONSBANK, N.A. (the "Bank") at the offices of BANK OF AMERICA, N.A., as Agent for the Banks (the "Agent") at 100 S.E. 2nd Street, 15th Floor, Miami, Florida 33131 (or such other place as the Agent may designate in writing):

         1. On June 30, 2001, the principal amount of Fifty Million and 00/100 Dollars ($50,000,000.00) or, if less, the aggregate unpaid principal amount of Loans advanced pursuant to the Credit Agreement, dated as of March 2, 1998, by and among the Borrower, the Bank, the Agent, and certain other banks or financial institutions (as amended, modified, supplemented or restated and in effect from time to time, the "Credit Agreement"); and

         2. Interest on the principal balance hereof from time to time outstanding from the date hereof through and including the date on which such principal amount is paid in full, at the times and at the rates provided in the Credit Agreement.

         This Note evidences Loans made by the Bank under, and has been issued by the Borrower in accordance with the terms of, the Credit Agreement and is one of the Notes referred to therein. The Bank and any holder hereof is entitled to the benefits of the Credit Agreement (and the Security Documents and Guaranties referred to therein) and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the remedies provided for thereby or otherwise available in respect thereof, all in accordance with the terms thereof. This Note is secured by the Security Agreement described in the Credit Agreement. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

         The Borrower has the right in certain circumstances and the obligation under certain other circumstances to repay or prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

         If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any future occasion.

         Except as specifically provided in the Credit Agreement, the Borrower and every endorser and guarantor of this Note or the obligation represented hereby waive all requirements of diligence in collection, presentation, demand, notice, protest, notice of intent to accelerate,



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notice of acceleration, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

         This Note shall be construed in accordance with, and governed by, the laws of the State of Florida, without regard to any conflicts-of-law rule or principle that would give effect to the law of any other jurisdiction.

         This Note replaces that certain $25,000,000.00 Revolving Note executed by the Borrower dated March 2, 1998.

         THE BORROWER AND (BY ACCEPTANCE HEREOF) THE BANK EACH WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING HEREUNDER OR RELATING HERETO.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be signed under seal by its duly authorized officer as of the date first set forth above.

                                          PRECISION RESPONSE CORPORATION

                                          By:    /s/  JOSEPH E. GILLIS
                                                 -------------------------------
                                          Name:  JOSEPH E. GILLIS
                                          Title: VP & TREASURER


































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